Exhibit 10.8

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of June 1, 2012 (the “Effective Date”), by and between ARE-SAN FRANCISCO NO. 33, LLC, a Delaware limited liability company (“Landlord”), and ELAN PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of March 18, 2010 (the “Original Lease”), as amended by that certain Letter Agreement dated as of March 18, 2010, and as further amended by that certain First Amendment to Lease dated as of November 18, 2011 (“First Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 36,441 rentable square feet, consisting of (i) that portion of the Premises containing approximately 26,299 rentable square feet (the “Original Premises”), and (ii) that portion of the Premises containing approximately 10,142 rentable square feet (the “Expansion Premises”), in a building located at 650 Gateway Boulevard, South San Francisco, California. The exact location and floor plan depiction of the Original Premises and the Expansion Premises are more particularly set forth in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Tenant has elected to exercise its EP Termination Right with respect the EP Termination Space identified in Tenant’s EP Termination Notice dated April 24, 2012, which was delivered to Landlord in accordance with Section 12 of the First Amendment. The EP Termination Space identified in Tenant’s EP Termination Notice consists of all of the Expansion Premises other than the Initial Lock-In Space (consisting of approximately 1,251 rentable square feet, which shall hereinafter be referred to as the “Additional Premises,” with respect to which Tenant waived the EP Termination Right pursuant to the terms and conditions of the First Amendment).

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, terminate the Lease with respect to the certain EP Termination Space identified in Tenant’s EP Termination Notice, consisting of approximately 8,891 rentable square feet of the Expansion Premises as identified on Exhibit A attached hereto and incorporated herein (which is sometimes hereinafter referred to as the “Surrender Space”), as of the Effective Date of this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Definition of Premises. Commencing on the Effective Date of this Second Amendment, the defined term “Premises” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Premises: That portion of the Building containing approximately 27,550 rentable square feet, consisting of (i) a portion of the Building containing approximately 26,299 rentable square feet (the “Original Premises”), and (ii) a portion of the Building containing approximately 1,251 rentable square feet (the “Additional Premises”), all as determined by Landlord, as shown on Exhibit A.”

As of the Effective Date of this Second Amendment, the Premises depiction of the Premises on the First Floor of the Building in the Original Lease, attached as the first (1st) page of Exhibit A to the Original Lease, is hereby deleted and replaced with the depiction attached hereto as Exhibit B.

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2.	Base Rent.

a. Original Premises. Tenant shall continue to pay Base Rent for the Original Premises as provided for in the Lease through the expiration of the Base Term of the Lease.

b. Expansion Premises. Commencing on June 1, 2012, Tenant shall commence paying Base Rent for the Additional Premises at the same rate per rentable square foot that Tenant is paying for the Original Premises, as increased pursuant to the schedule set forth on pages 1 and 2 of the Lease.

3.	Rentable Area of the Premises. Commencing on the Effective Date of this Second Amendment, the defined term “Rentable Area of the Premises” on page 2 of the Lease is deleted in its entirety and replaced with the following:

“Rentable Area of the Premises: 27,550 sq. ft.”

4.	Tenant’s Share. Commencing on the Effective Date of this Second Amendment, the defined terms “Tenant’s Share of Operating Expenses of Building” and “Tenant’s Share of Operating Expenses of Project” on page 2 of the Lease are deleted in their entirety and replaced with the following:

“Tenant’s Share of Operating Expenses of Building: 54.66%

Tenant’s Share of Operating Expenses of Project: 18.25%”

Notwithstanding anything to the contrary contained herein, pursuant to Section 8 of the First Amendment, Tenant shall not be required to pay Operating Expenses with respect to the Additional Premises only until June 1, 2012, on which date Tenant shall commence paying Operating Expenses with respect to the entire Premises.

5.	Base Term. Commencing on the Effective Date of this Second Amendment, the defined term “Base Term” on page 2 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: A term beginning (i) with respect to the Original Premises, on the Commencement Date, and (ii) with respect to the Additional Premises, on the Expansion Premises Commencement Date, and ending with respect to the entire Premises on November 30, 2020.”

6.

Surrender of the Surrender Space. Landlord hereby acknowledges and agrees that Tenant has vacated the Surrender Space as of the Effective Date of this Second Amendment in the condition required for surrender of the EP Termination Space pursuant to Section 12 of the First Amendment. Tenant hereby surrenders to Landlord, and Landlord hereby accepts from Tenant, exclusive possession of the Surrender Space as of the Effective Date of this Second Amendment, and Landlord and Tenant agree that, from and after the Effective Date of this Second Amendment, Tenant shall have no further rights (except as otherwise set forth in the First Amendment with respect to future expansion), duties or obligations of any kind with respect to the Surrender Space pursuant to its leasing thereof as part of the Expansion Premises. Notwithstanding the foregoing, those provisions of the Lease which expressly survive the termination of the Lease shall survive the surrender of the Surrender Space and termination of the Lease with respect to the Surrender Space as provided for herein. Pursuant to Tenant’s representation that no Tenant HazMat Operations occurred in the Surrender Space during

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Tenant’s possession thereof, Landlord hereby waives any obligation of Tenant to perform the inspections associated with, and to deliver, a Surrender Plan for the Surrender Space only. Any personal property of Tenant remaining in the Surrender Space after the Effective Date of this Second Amendment is hereby agreed to be abandoned by Tenant and may be disposed of by Landlord, in Landlord’s sole discretion, without obligation or liability of any kind to Tenant.

7.	EP Demising Improvements. At Landlord’s sole cost and expense, the Additional Premises shall be demised from those portions of the Surrender Space known as Rooms 3026 and 3028 (“Demisable Space”), by means of a locking door or wall, as reasonably requested by Tenant, subject to Landlord’s approval of such request, which shall not be unreasonably withheld, conditioned or delayed (collectively, the “EP Demising Improvements”), which EP Demising Improvements shall be completed in a good and workmanlike manner, and shall insulate against the transmission of normal laboratory sounds between the Additional Premises and the Demisable Space, consistent with the existing demising improvements of the Premises, prior to any occupancy of the Demisable Space by a third party. Tenant acknowledges that Tenant shall have no right to use any portion of the Demisable Space and agrees not to occupy or store any of its property in the Demisable Space at any time during the Term. Tenant acknowledges that Landlord may require access to portions of the Additional Premises after the Effective Date of this Second Amendment in order to complete the EP Demising Improvements. Landlord and its contractors and agents shall have the right to enter the Additional Premises after the Effective Date of this Second Amendment, following not less than ten (10) business days advance written notice to Tenant, and only to the extent required to complete the EP Demising Improvements and Tenant shall cooperate with Landlord in connection with the same. Tenant acknowledges that Landlord’s completion of the EP Demising Improvements may adversely affect Tenant’s use and occupancy of portions of the Premises, subject to Landlord’s duty to act reasonably to mitigate such adverse effects on Tenant’s use and enjoyment thereof. Landlord agrees to use reasonable efforts to perform the EP Demising Improvements in a manner which does not unreasonably interfere with or cause a material disturbance of Tenant’s use and enjoyment of the Premises and to cooperate and coordinate with Tenant to schedule any activities which are reasonably likely to cause a material disturbance with Tenant’s use or enjoyment of the Premises in order for Tenant to reasonably mitigate such interference; provided, however, that Tenant recognizes that construction noise and vibrations associated with normal construction activities are to be expected during the course of the EP Demising Improvements. Notwithstanding anything to the contrary contained herein, in no event shall Landlord have any obligation to incur any additional or overtime costs to complete the EP Demising Improvements unless the work of the EP Demising Improvements cannot be performed during normal business hours without material interference with Tenant use of the Premises. Tenant waives all claims against Landlord in connection with EP Demising Improvements including, without limitation, claims for rent abatement.

8.	Expansion Premises Early Termination Right. Section 12 of the First Amendment is hereby deleted in its entirety and of no further force or effect.

9.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

10.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

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b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

ELAN PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Doug Love
Its:	EVP, Head of Tysabri Business & Alliance
Management

LANDLORD:

ARE-SAN FRANCISCO NO. 33, LLC, a Delaware limited liability corporation

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By: ARE-QRS CORP., a Maryland corporation, general partner

By:	/s/ Eric S. Johnson
Its:	Vice President Real Estate Legal
Affairs

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Exhibit A

Surrender Space Depiction

3066 BREAK ROOM
3068 PRECLINICAL
3072 BIOANALYTICAL CHEMISTRY
3000 LOBBY
3002 CONFERENCE
3004 CELL BIOLOGY
3006 MOLECULAR BIOLOGY
3064 FORMULATION LABORATORY
3124 ELEC. RM.
3070 EXIT CORRIDOR
3067 CELL CULTURE
3073 ANTE ROOM
3071 CELL CULTURE
3065 CELL CULTURE
3069 CELL CULTURE
3075 BIOANALYTICAL CHEMISTRY
3077
3115
SHOWER
3001 ELEC
3003 STORAGE
3117 MEN'S
VEST.
3107 JAN. CLOS.
3111 WOMEN'S
3109
3113
3102 STORAGE
3105 ELEV. EQUIP. RM
3007 DNA SEQ INSTRUMENT ROOM
3011 FACS INSTRUMENT ROOM
3013 BIOCOR INSTRUMENT ROOM
3023 HOLDING LAB
3008 BIOCHEMISTRY LAB
3012 BIOLOGY EQUIPMENT
3018 SCREENING
3016 COLD ROOM
EXIT CORRIDOR
3056 STORAGE
3052 CELL STORAGE ROOM
S/R ANTE ROOM
3047 OFFICE
3049 OFFICE
3041 COPY
3043 VEST
3035 DARK ROOM
WARM CULTURE ROOM
3037 COLD ROOM
3033 GLASSWARE WASH
3031 MECHANICAL
3030 EXIT CORRIDOR
3040 VESTIBULE
GOWNING AREA
3048 SHIPPING/RECEIVING
STORAGE ROOM
VIVARIUM RECEIVING
HOLDING
HOLDING
SURGICAL ROOM
NECROPSY/ PROCEDURE RM
3022 PURIFICATION
3024 BIOREACTOR

TENANT EXERCISE TERMINATION RIGHT

TENANT WAIVED TERMINATION RIGHT AT TIME OF AMENDMENT EXECUTION

650 GATEWAY - NEO TOPE - FIRST FLOOR

SCALE 1/16" = 1'-0"

02-28-2012

Exhibit B

Premises Depiction following Effective Date of Second Amendment

OVERALL BLDG. DIMENSION = 210'-0"
OVERALL BLDG. DIMENSION = 120'-0"
3080 EXIT CORRIDOR
3030 EXIT CORRIDOR
3101 ELEC. RM.

ALEXANDRIA

650 GATEWAY BLVD.
S. SAN FRANCISCO

FIRST FLOOR MULTI-TENANT PLAN

SCALE 1/16" = 1'-0"

FEBRUARY 1, 2010

DGA planning | architecture | interiors

B-1

210'-0"
30'-0"
120'-0"
CONFERENCE
COPY
DOCUMENTS
TEL COM/DATA
CENTRAL COPY
COFFEE
MAIL ROOM
STORAGE

ALEXANDRIA
650 GATEWAY BLVD.
S. SAN FRANCISCO

SECOND FLOOR MULTI-TENANT PLAN

SCALE 1/16" = 1'-0"

FEBRUARY 1, 2010

DGA planning | architecture | interiors

B-2